FRANCHISE AGREEMENT
                               -------------------

         THIS AGREEMENT, made this 22nd day of February 1982 by and between STUCKEY'S, INC. (hereinafter called "Company"), and BOWLIN'S INC. a Corporation whose address is 136 LOUISIANA NE, ALBUQUERQUE, NEW MEXICO, 87108 (hereinafter called "Dealer"), who is, or is to be, the owner lessee, or tenant of the premises described in Section 1 herein.

                              W I T N E S S E T H:


         THIS AGREEMENT is executed with the franchisee as a result of his purchase of the franchise from franchisees to whom the Company originally granted the franchise covered by this agreement. There is, therefore, no provision in this agreement for an initial franchise fee.

         WHEREAS, Company warrants that it is the owner of the entire right, title and interest, together with all the good will connected therewith, in various registered and common law trademarks and service marks, including, although not limited to, the following:

         (1) Registered Trademarks:

                  a.       STUCKEY'S
                  b.       STUCKEY'S with Carriage and Lace Design
                  c.       STUART'S
                  d.       STUCKEY'S GASOLINE

         (2) Registered Service Mark:

                           STUCKEY'S

         (3) Unregistered Service Mark:

                           STUCKEY'S PECAN SHOPPE

all of which are used in the business of Stuckey's Inc.: and

         WHEREAS, the Company manufactures, distributes and sells certain products under the trademarks listed above; and

         WHEREAS, the Company has created and developed a chain of distinctive style and type of drive-in confection and gift stores operated under the name STUCKEY'S PECAN SHOPPE, in which it distributes and sells pecans, pecan products, jellies, jams, preserves, foods and confections, souvenirs, gifts and novelties, petroleum products, and other approved commodities, and wherein it also provides a fast food service with distinguishing characteristics, all of which, in part or otherwise, may be changed, added to, improved and further developed from time to time; and

         WHEREAS, by reason of maintaining high standards of quality for the goods it manufactures and sells and for the goods of others offered for sale in its STUCKEY'S PECAN SHOPPE stores, and by reason of maintaining high standards of service specifications in connection with the sale of such products in, and the operation of, such stores, both those of its ownership as well as those stores owned by others and operated under licenses from the Company, the Company has successfully developed and built a strong demand for the products sold and the services provided in its stores, and has successfully established a reputation and good will related to its stores operated under the name STUCKEY'S PECAN SHOPPE: and

         WHEREAS, the Dealer, being fully informed as to the good reputation, required high standards and legal rights of the Company, desires to engage in the business of conducting a STUCKEY'S PECAN SHOPPE at and from the premises described in Section 1 on the terms and conditions herein set forth; and

         WHEREAS, the Company is ready and willing to license the Dealer to establish and operate a STUCKEY'S PECAN SHOPPE outlet at the location described in Section 1 on the terms and conditions hereinafter set forth for the selling of products manufactured or distributed by the Company and other merchandise approved by the Company, and providing of services identified with the operation of a STUCKEY'S PECAN SHOPPE, all in accordance with standards of service specified by the Company;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and promises herein made by the parties to each other and for other good consideration acknowledged by each to be satisfactory, the parties hereto agree as follows:

         1. GRANT OF FRANCHISE:
            ------------------

         The Company hereby grants to Dealer, and Dealer hereby accepts, subject to the terms and conditions hereof, a franchise and license to operate a STUCKEY'S PECAN SHOPPE and to use in connection therewith the trade names, trademarks and service marks set forth in the prefatory language to this franchise agreement. The franchise and license herein established are granted in respect to the specific location at and defined as:

            STUCKEY'S PECAN SHOPPE            Located in Section 5, Township 24,
            SOUTHWEST QUADRANT                Range 11 West
            INTERSTATE 10 & STATE RT. 418
            DEMING, NEW MEXICO   88036

            While this agreement shall be and remain in effect,

            (a) Dealer shall use the said premises exclusively for the business of a STUCKEY'S PECAN SHOPPE, including the operation of a fast food service, according to standards adopted by the Company for its STUCKEY'S PECAN SHOPPE system, and such other features and services as may be adopted from time to time by Company in the operation of the system and Dealer shall not use, allow or permit the said premises to be used for any other purpose unless approved in writing by the Company;

            (b) Dealer shall have the non-exclusive privilege of selling Company's products and the non-exclusive privilege of using the name "STUCKEY'S" as applied to STUCKEY'S pecans, pecan meat, pecan candies and other pecan products, jellies, jams, preserves, confections, souvenirs, gifts and novelties, and the privilege of using other trademarks and service marks of Company related to the operation of a STUCKEY'S PECAN SHOPPE, including a fast food service and such other features and services as may from time to time be made a part of and identified with the STUCKEYS PECAN SHOPPE system;

            (c) Dealer may advertise the business operated under this license under the name "STUCKEY'S PECAN SHOPPE". and Dealer may use on said premises the Company's trade names, trademarks, designs, advertising and form of structure.

         2. LOCATION CLAUSE:
            ---------------

         The Dealer acknowledges that the franchise and license granted under this Agreement are solely for the specific location set forth in Section 1. Nothing in this Agreement shall be construed to authorize or permit Dealer to use any right, privilege or license herein granted at or in any other location or for any other purpose; and Dealer shall not, except pursuant to agreement in writing with the Company, engage in the business of this franchise at Any place other than the place described above, provided, however, that Dealer shall be permitted to erect billboards at other locations consistent with Company's policies regarding outdoor advertising, and Dealer shall be permitted to engage in other advertising and promotions of its franchise and license granted by this Agreement.

         3. RESTRICTION ON GRANT OF FRANCHISES WITHIN SPECIFIC AREA:
            -------------------------------------------------------

         The  Company  agrees  that  it  shall  not,  during  the  term  of this
Agreement, grant a similar franchise or license to any other person, partnership, corporation, or other entity to operate or own a STUCKEY'S PECAN SHOPPE, or erect a Company owned STUCKEY'S PECAN SHOPPE within the below described area:

         Deming, New Mexico: Beginning at the present store location on Interstate 10, 100 miles on the same side of the highway in both directions and 50 miles on Interstate 10 in both directions on the opposite side of the highway.

        4. PURCHASE OF TRADEMARK PRODUCTS:
           ------------------------------

         Company will sell to Dealer all products bearing any trademark identified in the preamble to this Agreement, subject to the availability thereof, that Dealer shall order for the business licensed hereunder; and subject to the terms and conditions hereof, Dealer will purchase, stock, offer and sell all products usually offered and sold in STUCKEY'S PECAN SHOPPESL it being the purpose of this provision to assure that all STUCKEY'S PECAN SHOPPES are (i) supplied with Stuckey's manufactured and trademarked products, and (ii) are identified with the national image of the STUCKEY'S PECAN SHOPPES and the products and services available therein. Dealer shall have the obligation to develop and promote diligently the sale of Stuckey's products from the premises above and otherwise to use his best efforts in developing and promoting the business of the franchise herein granted.

         Dealer will not sell from the above premises any products manufactured or sold by others unless the same are approved by the Company, which approval the Company shall not unreasonably withhold. A dealer desiring to sell products and services or to use supplies other than those offered by the Company shall submit samples thereof to the Company in accordance with reasonable procedures established by the Company. If necessary, the Company shall have sufficient time to test, make laboratory analysis, or other review of the samples before approving or rejecting the submittal. Company shall advise Dealer of its approval or rejection within forty-five (45) days of Dealer's submittal in respect to a request for approval. Any rejection shall be given in writing. An approval shall be deemed given after the expiration of the forty-five (45) days referred to above.

         5. COMPANY TRADEMARKS:
            ------------------

                  Dealer acknowledges the validity and the ownership in the Company of the trade names, trademarks, service marks and designs employed by the Company in the operation of

STUCKEY'S PECAN SHOPPES. Dealer shall use his best efforts in developing and promoting such trade names, trademarks, service marks and designs. Dealer agrees to use such trade names, trademarks, service marks and designs only as permitted by the Company, and all good will created from such usage and developed in conducting the business of the STUCKEY'S PECAN SHOPPE covered by this Agreement shall inure to the benefit of the Company.

         Dealer shall not use the name STUCKEY'S, or any name visually or phonetically similar thereto as part of any corporate name, or as any prefix, suffix or other modifying word, phrase, term, sign or symbol not expressly authorized by Company. Dealer shall not use the name STUCKEY'S or any name visually or phonetically similar thereto, on any product other than those manufactured and sold by Company, unless expressly approved by the Company in writing.

         6. STANDARDS:
            ---------

         During the term of this Agreement, from time to time, the Company shall determine and approve standards of quality for all commodities bought, used or sold on the above described premises, standards of service in connection with their sale, standards of quality for all furnishings and equipment required in the conduct of the business, and generally all specifications, standards and operating procedures for the STUCKEY'S PECAN SHOPPES, including, but not limited to, specifications, standards and operating procedures relating to:

         (a) The safety, maintenance, cleanliness, function and appearance of the Dealer's premises and its fixtures, equipment and signs;

         (b)  Qualifications,   dress,   general   appearance  and  demeanor  of
              employees;

         (c)  Quality,   style,  warranty,  and  other  characteristics  of  all
              clothing and other merchandise carried for sale and all bags, boxes and other packaging used in the sale thereof;

         (d)  Hours during which the store will be opened for business;

         (e)  Merchandise inventory requirements;

         (f)  Advertising and promotion;

         (g)  Use of standard  forms;

         (h)  Extension of credit and acceptance of credit cards;

         (i) Use and illumination of exterior and interior signs, posters, designs and similar items;

         (j)  Government regulations;

         (k)  Physical and other inventories;

         (1)  Bookkeeping and record keeping; and

         (m)  The handling of returns and customer complaints and adjustments.

         Company agrees to use its best efforts to impose these standards on all other STUCKEY'S PECAN SHOPPES, whether Company owned or franchised.

         To attain further uniformity in the operation of the STUCKEY'S PECAN SHOPPES and in the use of the trademarks and service marks licensed hereunder, Dealer shall display only such signs or advertising as permitted by the Company. All accoutrements such as cups, napkins, matches, bags, paper goods and the like shall be of a quality consistent with that prescribed by the Company and shall bear only such designs, colors, names and symbols as specified and approved by the Company.

         The Company shall disclose to and keep Dealer informed of its standard operating procedures, and shall make available and provide Dealer with the latest editions of its Store Operations Manual, Food Service Manual, and any other relevant manual in effect from time to time, or other rule, regulation or standard involving any other relevant manual in effect from time to time, or other rule, regulation or standard involving any other items set forth in this section. The Dealer shall comply with the standards and procedures prescribed and communicated to him by the Company in order to assure the uniform maintenance of the distinguishing characteristics of the STUCKEY'S PECAN SHOPPES. In the event that the Company makes any significant policy change in the STUCKEY'S PECAN SHOPPES system, including but not limited to the following: the marketing of new products, modification of products, discontinuance of products, additions, changes or modifications in the design of the exterior or the interior of the building structure, and the like, the Company shall discuss such proposed change with the Franchise Advisory Board before notifying Dealer thereof.

         7. TRAINING:
            --------

         To assist the Dealer in meeting and complying with the Company's standard operating procedures, Company shall train the person engaged by Dealer from time to time to be manager of the STUCKEY'S PECAN SHOPPE licensed by this Agreement, in all phases of the operation of the business of a STUCKEY'S PECAN SHOPPE in a training course specifically designed for such purpose. Expenses incurred by the Dealer, including transportation and living expenses, wages and other employee costs during such period of training shall be borne by Dealer; but no charge shall be made by Company to Dealer for the training so provided.

         Company shall maintain supervisory personnel for the purpose of monitoring the conduct of all STUCKEY'S PECAN SHOPPES and effecting compliance with operating procedures established for them in a manner consistent with and which will not adversely affect the image of the STUCKEY'S PECAN SHOPPES, and for the further purpose of giving such assistance to the Dealer as may be needed and agreed upon from time to time, all without any additional charge to the Dealer.

         8. RIGHT TO INSPECTION:
            -------------------

         Company shall have the right at alltimes during Dealer's normal business hours to enter upon the premises set forth above and to inspect Dealer's facilities and operations to determine and assure compliance by Dealer with the standards of quality and service prescribed by Company. Company shall make available to Dealer within a reasonable period of time any report of such inspections.

         9. LAWS AND ORDINANCES:
            -------------------

               Dealer shall have the obligation to ensure that its business and premises are conducted and maintained in compliance with all applicable laws and ordinances.

         10. SALES STAFF:
             -----------

         Dealer shall maintain an adequate staff of sales people and clerks and a manager of the store who shall meet the standards prescribed by Company for managers.

         11. BUILDING, CONSTRUCTION AND MAINTENANCE:
             --------------------------------------

         In the event a STUCKEY'S PECAN SHOPPE building is to be constructed on the premises covered by this Agreement, Dealer shall not undertake construction, and no reconstruction or alteration of an existing STUCKEY'S PECAN SHOPPE structure, shall be undertaken without the written approval of the Company, which approval shall not be unreasonably withheld and no substantial change or modification shall be made in any building plan or specification without the prior written consent of the Company, which approval shall not be unreasonably withheld. The Company shall furnish plans and specifications for a STUCKEY'S PECAN SHOPPE building to be constructed; and may supervise construction or alteration so as to conform therewith. Dealer shall keep all structures in good repair and well painted inside and outside. It shall at all times maintain the premises, interior and exterior of buildings, salesroom, restrooms, storerooms, and service station in a clean, orderly and sanitary condition satisfactory to Company. Dealer shall do reasonable redecorating, restoration and repair as from time to time may be reasonably required by the Company to meet the standards of a STUCKEY'S PECAN SHOPPE operation.

         12. SIGNS:
             -----

         Dealer shall prominently display on said premises advertising signs of such nature, form, color, number, location, and size and composed of such material as the Company shall direct or approve in writing.

         In the event the Company disapproves of any Dealer's sign, the Company shall give written notice to such Dealer and to the Franchise Advisory Board explaining why such sign is not satisfactory to Company, and if such disapproved sign is not corrected to Company satisfaction within a reasonable period of time after written notice is received by the Dealer, provided that the Company disapproval is not unreasonable, then Company shall have the right to enter upon the premises for the purpose of removal thereof without paying therefor and without being deemed guilty of trespass or any other tort.

         In order properly to advertise the business, Dealer shall also erect and maintain an adequate number of road signs upon a basis mutually satisfactory to Dealer and the Company. Dealer shall incur all costs for such signs, including, but not limited to, the construction, maintenance and insurance for such signs.

         13. ACCOUNTING AND FINANCIAL RECORDS:
             --------------------------------

         Dealer shall keep complete and up to date records regarding sales and inventory, profit and loss from operations and financial standing of the Dealer, and will permit the Company during normal business hours to inspect such records and any tax returns of the Dealer. Dealer shall use cash registers having a capacity to accumulate sales and otherwise of a number and type approved by the Company.

         In order to further the maintenance of a uniform accounting system and practice, Company will advise and assist in setting up Dealer's books at no extra charge to the Dealer and Dealer will permit an examination of his accounts and records to be made by a person or persons, either in the employ of the Company or acceptable to the Company, at such time or times as the Company may designate in writing. A copy of a report of any such examination shall be furnished both to Company and the Dealer. In the event that the books and records of account of the Dealer are maintained by the Company on behalf of the Dealer, the obligation of the Dealer under this paragraph shall be deemed to be met. Company shall not be obligated to keep books of accounts for Dealer without compensation.

         14. INSURANCE:
             ---------

         Dealer shall purchase and keep in force during the term of this Agreement public liability and other insurance in amounts and with carriers meeting the minimum requirements as specified by the Company from time to time in writing to the Dealer, which insurance shall cover public liability risk of all kind including claims of product liability; and all such liability insurance policies shall include Pet Incorporated and Stuckey's Inc. as named insureds. Dealer shall file with the Company appropriate certificates of insurance and provide for copies of all notices of renewal or cancellation to be sent to the Company. The types of insurance required of the Dealer by the Company and the limits therefor initially are as follows:

         15. CUSTOMER COMPLAINTS:
             -------------------

         Dealer shall give Company immediate notice of any injury to person or damage to property occurring on Dealer's premises or arising out of the operation of its business as a STUCKEY'S PECAN SHOPPE. Dealer will receive, investigate and adjust all complaints, whether received directly by Dealer or forwarded to Dealer by the Company, arising out of the operation of its business, all with a view to securing and maintaining the good will of the public toward STUCKEY'S products and services. Dealer shall indemnify Company and save Company harmless from and against all claims for damages to person or property occurring on Dealer's premises or arising out of the operation of Dealer's business, unless occurring as a result of a breach by the Company of its obligations set forth in the next succeeding section of this Agreement.

         16. PRODUCT WARRANTY:
             ----------------

         Company warrants that all food products sold by it shall be as of the date of delivery to Dealer neither adulterated nor misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or pure food laws or ordinances of the state or city in which Dealer is located, and will be products which are not proscribed from introduction into interstate commerce under the Federal Food, Drug and Cosmetic Act. Company shall indemnify Dealer and save Dealer harmless and shall defend Dealer from and against any and all charges, actions and proceedings, whether instituted by any government or any private individual or entity, on account of any alleged adulteration or misbranding which is in violation of the foregoing warranty.

         17. ADVERTISING FEE:
             ---------------

         Dealer shall pay to Company with each billing an amount equal to 4% of the products sold through the warehouse with respect to which the company customarily assesses an advertising fee on sales in transfers to franchisee and company-owned pecan shoppes. These monies shall be placed in a special fund, which shall consist of contributions of all STUCKEY'S PECAN SHOPPES (including Company owned shoppes) and, shall be used in the advertising and promotion of STUCKEY'S PECAN SHOPPES. Such advertising and promotion shall be created and executed by the Company and the time for, methods of, and extent of all such programs shall be determined solely by the Company.

         Dealer may also establish advertising and promotional programs and materials of its own, provided, however, that all advertising and promotional material proposed by Dealer shall be approved by the Company prior to use.

         18. PETROLEUM PRODUCTS:
             ------------------

         It is an integral part of the style and pattern of business of STUCKEY'S PECAN SHOPPES to provide for the sale of petroleum products. Company shall, during the term hereof, provide specifications and standards to the Dealer for the operation of such facilities and shall render such supervision as to assure compliance therewith. It shall further establish procedures for the use of appropriate credit cards in the purchase of petroleum products and shall advise and keep Dealer informed thereof and furnish Dealer with supplies to be used in such credit procedures.

         The Dealer and Company both acknowledge and Dealer agrees, that Company in negotiating contracts for the purchase of gasoline, may be paid a gasoline commission or fee arising out of the sale of gasoline dispensed by Dealer at Dealer's location.

         19. APPLICATION OF AGREEMENT TO LOCATION FOLLOWING CONDEMNATION:
             -----------------------------------------------------------

         Should the specific location set forth in Section 1 be condemned by governmental authority or any part thereof be condemned so that the location may no longer be suitable for the operation of the STUCKEY'S PECAN SHOPPE franchise granted by this Agreement, this Agreement shall be applicable to a new franchise location that may be agreed upon between the Company and the Dealer provided, however, that should a new location not be agreed upon between the Company and the Dealer within two (2) years after the condemnation, then this Agreement shall terminate. If for any other reason the Company and Dealer agree that it is in the best interest of a franchise to discontinue the operation of the STUCKEY'S PECAN SHOPPE at the specific location set forth in Section 1, the parties may agree to move the franchise to another location and all the terms and provisions of this Agreement shall continue in full force and effect applicable to the franchise at such new location provided, however, that such agreement shall be evidenced in writing and further provided that this section shall not be construed to impose any costs of purchasing land, constructing buildings, or otherwise related to said move, on the Company.

         20. TERM OF AGREEMENT AND TERMINATION:
             ---------------------------------

         Unless terminated as otherwise herein provided, the term of this Agreement shall be for ten (10) years from the date hereof, and may be extended thereafter at the option of the Franchisee for successive terms of five (5) years upon Franchisee giving at least ninety (90) days' written notice of extension prior to the end of the term of this Agreement or the end of any extended term hereof, provided that Franchisee shall not be in default of any provision of this Agreement, and provided, further, that Franchisee shall execute Company is then current standard form franchise agreement, which may include higher percentage royalty and advertising fees than provided for herein.

         During the life of this agreement, it is anticipated that Stuckey's will continue to provide additional services, management expertise and profitable growth opportunities. Some of which may require increases in the royalty and/or advertising fee rate, subject to mutual agreement. Notwithstanding the provisions of the foregoing paragraph, Franchisee may terminate this Agreement at any time by giving Company ninety (90) days' written notice of termination, and the Company may terminate this Agreement at any time by giving ninety (90) days' written notice of termination to the Franchisee or by giving written notice of termination to the Franchisee upon any of the following conditions:

            (a) The filing of a petition in bankruptcy by or against the Franchisee, or any partner if the Franchise is a partnership;

            (b) The making of an assignment for the benefit of creditors or the institution of any proceeding under any state insolvency law by the Franchisee, or any partner if the Franchise is a partnership;

            (c) The breach by Franchisee of any obligation of Franchisee under this Agreement and the failure of the Franchisee to correct such breach to the satisfaction of the Company upon demand and within thirty (30) days thereafter.

         Waiver, however occurring, by the Company of any specific default by the Franchisee shall not affect or impair the Company's rights in respect to any subsequent default whether of the same or a different kind. No delay or omission of the Company to exercise any right arising from a default shall affect or impair the Company's rights as to any such default or a future default. In the event any bankruptcy or insolvency proceeding involves less than all parties constituting the Franchisee, the Company shall not have the right to terminate this Agreement as to the parties involved in such bankruptcy or insolvency proceeding, provided said other parties elect in writing, within a reasonable period of time after the filing of any such bankruptcy or insolvency proceeding, to continue the STUCKEY'S PECAN SHOPPE established pursuant hereto and agree to the terms and provisions of this Agreement for the unexpired term thereof.

         21. ASSIGNMENT:
             ----------

         Dealer shall not sell, transfer or assign this Agreement, or any interest herein, and shall not sell, transfer, assign, lease or sublet or offer to sell, transfer, assign or sublet (except as security for indebtedness incurred in connection with the business being conducted hereunder) any interest in the premises, or any part thereof, used in the operation of this franchise, or in the business thereon conducted, or in any equipment or furnishings located thereon which are standard to STUCKEY'S PECAN SHOPPES, without first offering the same to the Company in writing at a stated price and upon stated terms which offer the Company may accept within sixty (60) days, and if the Company does not accept such offer with the sixty day period, then Dealer may within the sixty days thereafter, sell, transfer, assign, lease or sublet such interest as the case may be, but not at a lower price nor on more favorable terms than offered to the Company, provided, however, that no sale, transfer, assignment, lease or subletting to a third party shall be made without the prior written consent of the Company, which consent the Company will not unreasonably withhold, and provided further that it shall not be deemed unreasonable for the Company to withhold its consent to a sale, transfer or assignment of this Agreement, or any interest herein, if the transferee shall not agree in writing to take subject to the terms and provisions of this Agreement for the unexpired term thereof. Notwithstanding any of the foregoing,

            (i) If Dealer hereunder constitutes more than one individual, corporation, partnership or other entity, any one thereof shall have the right to sell, transfer, assign, lease or sublet any interest in the premises on which the franchise is located, any interest in the franchise itself, or any interest in the franchise itself, or any interest in the building inventory, equipment, furniture or furnishings used for the business of the franchise to any other individual, corporation, partnership or other entity who, at the time of such sale, transfer, assignment, lease or subletting is also one of the individuals, corporations, partnerships, or other entities constituting the Dealer under this Agreement;

            (ii) Dealer, or any individual Dealer if Dealer is more than one person, may during his lifetime, give to any trust, person, corporation or other Donee whatsoever any interest in the premises on which the franchise is located, any interest in the franchise itself, or any interest in the building, inventory, equipment, furniture, or furnishings used in the business of the franchisee and said Donee shall be entitled to all rights hereunder previously held by the Dealer or such individual; provided, however, that the Donee agrees in writing addressed to Company within a reasonable period of time after such gift to be bound by the terms and provisions of this Agreement;

            (iii) Any  legatee  or heir of the  Dealer or  individual  Dealer if
                  Dealer is more than one person, shall upon the death of the Dealer be entitled to all the rights hereunder previously held by the Dealer or such member; provided, however, that such legatee or heir agrees in writing within a reasonable period of time after receiving any such property to be bound by the terms and provisions of this Agreement;

            (iv) Dealer may incorporate its business and may assign its interest in this Agreement to such corporation provided that Dealer shall be the owner of at least fifty-one percent (51%) of the stock of such corporation and that the activities of the corporation are confined exclusively to the operation of the STUCKEY'S PECAN SHOPPE hereby licensed. In the event Dealer is a corporation, or becomes a corporation and assigns this Agreement to said corporation, then at any time that persons other than Dealer become directly or indirectly the owners or controllers of more than forty-nine percent (49%) of the stock of said corporation, this Agreement shall become immediately terminable at the option of Company. Further, in the event Dealer is a corporation, it shall not be deemed a breach of this section for any shareholder in Dealer to sell, assign, or transfer any shares to a member of his immediate family.

         22. OBLIGATIONS AFTER TERMINATION:
             -----------------------------

         Upon the sale by Dealer of the premises or property to the Company or to a third party under the provisions of the preceding section, the obligations and rights of this Agreement shall terminate, except in regard to the obligations of Dealer to take action or to abstain from taking action after the termination of this Agreement and the payment of all outstanding accounts.

         In the event of termination of this Agreement without a concurrent execution or assumption of Dealer's obligations hereunder by any assignee or other successor in interest as herein permitted, the Company shall purchase from the Dealer and the Dealer shall sell to the Company:

            (a) All merchandise that is in a saleable condition manufactured, distributed and/or packed under the STUCKEY'S label on hand in Dealer's place of business or in Dealer's possession at Dealer's net cost exclusive of transportation charges;

            (b) Electrically lighted STUCKEY'S signs displayed on the building or elsewhere on the premises that had been purchased from the Company. The purchase price will be based upon 10% depreciation per year, and with consideration given to the condition of the sign with particular regard to unusual deterioration, if any.

         Upon the termination of this Agreement for whatever reason, Dealer shall immediatel discontinue use of the name STUCKEY'S or any name visually or phonetically similar, and shall discontinue at the above described premises the use of all trade names, trademarks, service marks, signs, structures and form of advertising indicative of a STUCKEY'S PECAN SHOPPE, or the business or products thereof, and in the event said premises are not purchased by the Company, or are not used with permission of Company by another in the business of a STUCKEY'S PECAN SHOPPE, Dealer shall make such changes in signs or buildings so as effectively to distinguish it from its former use and from other STUCKEY'S PECAN SHOPPES.

         If Dealer, after termination of this Agreement, shall refuse or neglect to keep or perform the provisions of this section, Dealer shall reimburse Company for all costs, attorneys' fees, and other expenses incurred in connection with legal actions to require Dealer to comply herewith and, in addition, Dealer shall pay to Company the sum of $500 per day as damages for all the time that Dealer displays the name STUCKEY'S on outdoor advertising or on a sign at the front of or on the building after thirty (30) days after the termination date.

         23. COVENANT NOT TO COMPETE:
             -----------------------

         While this Agreement is in effect, Dealer shall not engage in any business the same as or similar to the business covered by this Agreement located within the area set forth in Section 3.

         24. DEALER NOT AN AGENT OR LEGAL REPRESENTATIVE OF COMPANY:
             ------------------------------------------------------

         This Agreement shall not constitute Dealer the agent or employee, or legal representative of the Company for any purpose whatsoever. The Company and the Dealer are not and shall not be considered as joint venturers or partners or as agents of each other. No representations shall be made by either party that would create apparent agency, and neither party shall have the power to bind or obligate the other except as provided in this Agreement

         25. NOTICES:
             -------

         Any notice required to be given by either party to the other under or in connection with this Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, with adequate postage thereon. Notices to Dealer shall be directed to Dealer or his representative at Dealer's place of business. Notices to Company shall be directed to the President, Stuckey's, Inc., 4501 Circle 75 Parkway, Suite 6360, Atlanta, Georgia, 30339.

         26. SEVERABILITY:
             ------------

         If any provision of this Agreement shall be construed to be illegal or invalid, the validity of any of the remaining portions of this Agreement shall not be affected thereby.

         27. ARBITRATION:
             -----------

         Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration. The party initiating the arbitration proceedings shall give written notice to the other party indicating such party's desire to arbitrate, the section of this Agreement in dispute, and the reasons therefor, and the name of the arbitrator selected by such party. The other party shall give written notice within thirty (30) days thereafter, indicating the name of the arbitrator selected by such party. The two arbitrators so selected shall within a reasonable period of time select a third arbitrator. The arbitration proceedings shall be held within a reasonable period of time as selected by the arbitrators at a site located in the area set forth in Section 3 selected by the arbitrators. Each party shall bear the expenses and fee of the arbitrator selected by him but all other expenses and fees shall be borne equally by the two parties. Judgment upon an award of a majority of the arbitrators shall be binding and may be entered in any court having jurisdiction thereof. Except as otherwise expressly provided, the proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association.

         28. GENERAL:
             -------

         This Agreement cancels and supersedes any and all other agreements, oral or written, among the parties with respect to the subject matter hereof and contains all covenants and agreements between the parties with respect thereto.

         No change in, addition to or erasure of any printed portion of this Agreement (except filling in blank lines) shall be valid or binding upon the Company unless the same is approved in writing by the President of the Company.

         No agreement between the parties which is at variance with any of the provisions of this Agreement or which imposes definite obligations upon either party not specifically imposed by this Agreement or which is intended to be effective or performed following the expiration or the termination of this Agreement and imposes obligations or extends the time for performance thereof other than as provided in this Agreement shall be binding upon either party unless executed by Dealer and the President or Executive Vice President of Company.





STUCKEY'S INC.                                        BOWLIN'S, INC.
                                                      --------------------------

BY  Don Barnes                                        Michael L. Bowlin
-----------------------------------                   --------------------------
   DON BARNES, PRESIDENT                              MICHAEL L. BOWLIN
                                                      Subject to Mutual
                                                      Acceptance of Attached
                                                      "Addendum"





NOTARY PUBLIC: Janice Wingham
              -----------------

                         Notary Public, Georgia, State at Large
My Commission expires:   My Commission Expires October 25, 1985
                     -------------------------------------------

                         ADDENDUM TO FRANCHISE AGREEMENT

         INTERPRETATION AND COMMENT OF CERTAIN PROVISIONS IN STUCKEY'S, INC., FRANCHISE AGREEMENT AS AGREED UPON IN A TELEPHONE CONVERSATION BETWEEN DEALER AND COMPANY HELD ON MARCH 24, 1982.


1. Page 3, Article 4, Paragraph 2, states that a dealer desiring to sell products other than those offered by the Company must submit samples and allow forty-five (45) days for Company approval. After discussion and interpretation of this provision by M. L. Bowlin, Executive Vice President, Bowlin's Incorporated, (hereinafter called "Dealer"), and Don Barnes, President, Stuckey's Incorporated, (hereinafter called "Company"), it was mutually agreed that this requirement be waived. Both Dealer and Company acknowledge that the intent of this section is to prevent the introduction of directly competing products that are otherwise identical to the trademarked products supplied by Company. Further, Dealer hereby agrees not to introduce such identical products or business format not consistent with a Stuckey's Pecan Shoppe without approval of Company.

2. Pages 4 and 5, Article 6, states that Company shall keep Dealer informed of the standard operating procedures by providing Dealer with the current editions of its store Operations Manual, Food Service Manual, and any other relevant manuals, regulations, or standards that may be in effect. During the discussion of this provision, Dealer was assured by Company that all manuals would be provided, and that the policies contained therein are prudent and reasonable.

3. Page 6, Article 11, states that no alteration of an existing Stuckey's Pecan Shoppe structure shall be undertaken without written approval of the Company. As a result of the disucssion of this provision by Dealer and Company, it was mutually agreed that written approval is not needed for the changing or altering of the display sales areas of the store as long as such alterations do not involve the relocating of fixed partitions or walls, or other substantial structural changes.

4. Page 7, Article 14, states the necessity of Dealer provided insurance that protects the interests of both Dealer and Company, but the paragraph does not detail the exact amount and types of insurance required. Company informed Dealer that the Dealer's customary and usual insurance coverage is acceptable. Further, Dealer will instruct its insurance agent to provide whatever documentation Company desires upon receiving a written request for same.

5. Page 11, Article 23, states that during the term of this Agreement that Dealer shall not compete by engaging in any similar business for a distance of 100 miles in both directions on the same side of the highway and 50 miles in both directions on the opposite side of the highway. Dealer informed Company that Dealer presently operates the following stores within a 50 and 100 mile radius in both directions:

Page 2 / ADDENDUM TO FRANCHISE AGREEMENT

     (1) Approximately 25 miles West on the same side of the highway known as Bowlin's Continental Divide Trading Post; (2) Approximately 5 miles West on the same side of the highway known as Bowlin's Tepee Store; (3) Approximately 35 miles East on the opposite side of the highway known as Bowlin's Akela Flats Trading Post; (4) Approximately 55 miles East on the opposite side of the highway known as Bowlin's Old West Trading Post. Company acknowledges that the existence of these similar and competing businesses shall not violate Article 23, or any other provisions of the Franchise Agreement, and further, that any "covenants not to compete" contained in the Franchise Agreement are hereby waived with respect to the businesses mentioned herein.

6. Page 11, Article 25, states that notices shall be directed to Dealer at his place of business. Dealer requests that all notices by directed to the following address:

     Bowlin's Incorporated
     136 Louisiana N.E.
     Albuquerque, NM 87108

7. Page 12, Article 28, states that no changes in, or additions to, the .Franchise Agreement shall be binding upon either party unless executed in writing by both Dealer and the President or Vice President of Company. Dealer therefore requests that Company sign this Addendum to Franchise Agreement and that this Addendum shall be attached to, and become a part of, that Agreement. Further, that no other changes in this agreement shall be binding unless acknowledged in writing and signed by both parties.



STUCKEY'S INC.                           BOWLIN'S INC.


BY  /s/ Don Barnes                        BY  /s/ M.L. Bowlin
  --------------------------                ------------------------------------
   DON BARNES, PRESIDENT                  M. L. BOWLIN, EXECUTIVE VICE PRESIDENT


STATE OF  Georgia   )
        ----------  ) ss
COUNTY OF  Cobb     )
         -----------

     Before me on this 31th day of March, 1986, personally appeared Don Barnes to me know to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.

                                                         /s/ Janice Wingham
                                                        ------------------------
                                                            Notary Public
My Commission Expires: Notary Public, Georgia,
                       My Commission Expires October 25, 1985

Page 3 / ADDENDUM TO FRANCHISE AGREEMENT


STATE OF  New Mexico )
        ------------ ) ss
COUNTY OF Bernalillo )
         ------------

     Before me on this 26th day of March, 1982, personally appeared M.L. Bowlin to me know to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.

                                                 /s/ Signature Illegible
                                                 ----------------------------
                                                 Notary Public
My Commission Expires: 6/30/83

                         PERSONAL GUARANTY AND INDEMNITY
                         -------------------------------


         THIS GUARANTY AND INDEMNITY is made by MICHAEL L. BOWLIN and MONICA A. BOWLIN, of 136 LOUISIANA NE, ALBUQUERQUE, NEW MEXICO, 87108, hereinafter referred to individually and collectively as "Guarantors";

         As an inducement for Stuckey's Inc., a Delaware corporation herein referred to as "Stuckey's", to extend credit to BOWLIN'S INC. a CORPORATION, herein referred to as "Franchisee". in the course of selling supplies and making purchases of petroleum products and other materials for the Franchisee's account, Guarantors represent, warrant, and agree as follows:

         1. Guarantors do hereby absolutely and unconditionally guarantee the full and complete performance by Franchisee of all the terms, covenants and conditions of the Franchise Agreement between Stuckey's and Franchisee, whether entered into contemporaneously with this Guaranty or not, and do further guarantee the payment of all amounts due Stuckey's from Franchisee.

         2. Guarantors do agree to indemnify and hold Stuckey's harmless from and against all liability, losses, damages, costs and expenses (including reasonable attorneys fees) suffered or incurred by Stuckey's arising out of the Franchisee's failure to pay any and all amounts due third parties.

         3. Guarantors within ten days of receipt of written demand from Stuckey's, shall pay to Stuckey's any and all losses, damages, costs and expenses (including reasonable attorneys! fees) suffered or incurred by Stuckey's as a result of any default by Franchisee or the breach of any agreement by Franchisee. Stuckey's shall not be required to exhaust its legal remedies against Franchisee before making written demand of Guarantors. If there is more than one Guarantor, each makes this Guaranty both jointly and severally.

         4. Execution of this Guaranty and performance of its terms shall not result in the breach of any term or provision, or constitute a default under,- any indenture, mortgage, deed of trust, security agreement, financial agreement or contract to which Guarantors are a party or are otherwise bound.

         5. In the event the Guarantors shall pay to Stuckey's any obligation of Franchisee as provided herein, Guarantors shall be subrogated to Stuckey's right of recovery against Franchisee to the extent of any such payment made by Guarantors.

         6. This Guaranty shall inure to the benefit of Stuckey's, its parent company, Pet Incorporated, their successors and assigns, and shall be binding upon Guarantors, their successors, assigns, heirs and legal representatives.

         7. Guarantors expressly agree that this Guaranty and its provisions shall not be modified, amended or waived in any manner except by written instrument signed by Stuckey's.

         IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty this 24th day of March, 1982.


GUARANTORS:


MICHAEL L. BOWLIN                               /s/ MICHAEL L. BOWLIN
---------------------                          ---------------------------------
                                                  (Signature of Guarantor)

MONICA A. BOWLIN                                /s/ MONICA A. BOWLIN
---------------------                          ---------------------------------
                                               (Signature of Guarantor's Spouse)








STATE OF New Mexico )
        ------------)ss
COUNTY OF Bernalillo)
          ----------

         Before me on this 24th day of March , 1982, personally appeared Michael
L. & Monica A. Bowlin to me know to be the persons who executed the foregoing instrument and acknowledged same to be their free act and deed.

                                                       Signature Illegible
                                                    ----------------------------
                                                        Notary Public
My Commission Expires: 6/30/83


                                       -2-